      As filed with the Securities and Exchange Commission on April 8, 1999
                         Commission File No. 333-______


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                          -----------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                          -----------------------------
                               SPEEDFAM-IPEC, INC.
               (Exact name of issuer as specified in its charter)

           Illinois                                              36-2421613
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                              305 North 54th Street
                             Chandler, Arizona 85226
                                 (602) 961-2175
                    (Address of principal executive offices)

                   1995 STOCK PLAN FOR EMPLOYEES AND DIRECTORS
                             OF SPEEDFAM-IPEC, INC.
                            (Full title of the plan)

           Richard J. Faubert                       COPIES OF COMMUNICATIONS TO:
 President and Chief Executive Officer                 Jonathan A. Koff, Esq.
         305 North 54th Street                          Chapman and Cutler
           Chandler, Arizona                          111 West Monroe Street
             (602) 705-2100                           Chicago, Illinois 60603
      (Name, address and telephone                        (312) 845-3000
      number of agent for service)

                         CALCULATION OF REGISTRATION FEE

===========================================================================================
                                                    PROPOSED     PROPOSED
                                                     MAXIMUM     MAXIMUM
                                      AMOUNT        OFFERING    AGGREGATE        AMOUNT OF
       TITLE OF SECURITIES             TO BE        PRICE PER   OFFERING       REGISTRATION
        TO BE REGISTERED            REGISTERED(1)    SHARE(2)     PRICE            FEE
-------------------------------------------------------------------------------------------
Common Stock, without par value   1,500,000 shares  $ 12.50     $ 18,750,000   $ 5,213

===========================================================================================

----------
(1) Pursuant to Rule 416, this Registration Statement also covers an indeterminate number of shares as may be issued as a result of the anti-dilution provisions of the Plan.

(2) Pursuant to Rule 457(c) and (h), the proposed maximum offering price per share and maximum aggregate offering price and amount of registration fee are calculated based upon a price per share of $ 12.50, the average of the high and low price for the shares of SpeedFam-IPEC, Inc. common stock as reported by the Nasdaq National Market on April 5, 1999.

                                EXPLANATORY NOTE

      This Registration Statement is being filed by SpeedFam-IPEC, Inc. (the "Company"), pursuant to General Instruction E to Form S-8, with respect to the registration of additional securities of the same class as other securities for which the Company's Registration Statement on Form S-8 (Registration No. 33-98568) relating to the 1995 Stock Plan for Employees and Directors of SpeedFam International, Inc. (the "1995 Stock Plan") was filed with the Securities and Exchange Commission (the "Commission") on October 25, 1995, and which is incorporated herein by reference. The 1995 Stock Plan was amended to increase the maximum aggregate number of shares of the Company's Common Stock as to which awards of options, restricted shares, units or rights may be made from time to time under the 1995 Stock Plan from 1,000,000 to 1,800,000 on October 8, 1998, which amendment was filed with the Commission on November 24, 1998 and which amendment is incorporated herein by reference. On April 6, 1999, the shareholders of the Company approved an increase in the maximum aggregate number of shares of the Company's Common Stock as to which awards of options, restricted shares, units or rights may be made from time to time under the 1995 Stock Plan from 1,800,000 shares to 3,300,000 shares. The additional 1,500,000 shares are being registered under this Registration Statement.

      In accordance with the Note to Part I of Form S-8, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

PART II -- INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference

      The following documents which have been filed with the Commission are incorporated herein by reference:

            (a) The Company's Registration Statement on Form S-8 (Registration No. 333-98568).

            (b) The Company's Registration Statement on Form S-8 (Registration No. 333-67847).

            (c) The Company's Prospectus filed pursuant to Rule 424(b) on March 9, 1999 (Registration No. 333-71897).

            (d) The Company's Current Report on Form 8-K dated November 19, 1998, (File No. 0-26784).

            (e) The description of the Company's Common Stock which is contained in the Company's Form 8-A (File No. 0-26784) filed with the Commission on September 18, 1995.

            (f) Integrated Process Equipment Corp.'s Current Report on Form 8-K dated January 31, 1999 (File No. 0-20470).

            (g) Integrated Process Equipment Corp.'s Current Report on Form 8-K dated January 19, 1999 (File NO. 0-20470).

            (h) Integrated Process Equipment Corp.'s Current Report on Form 8-K dated November 19, 1998 (File No. 0-20470).

      All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents.

      SpeedFam undertakes to provide without charge to each person to whom a copy of the Prospectus relating to this Registration Statement has been delivered, upon the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporation in such Prospectus by reference, other than exhibits to such documents. Requests for such copies should be directed to SpeedFam-IPEC, Inc., 305 North 54th Street, Chandler, Arizona 85226, Attention: Investor Relations (telephone:
602-705-2100).

Item 5. Interest of Named Experts and Counsel

      The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Chapman and Cutler, Chicago, Illinois. Mr. Charles A. Kelly, a partner of Chapman and Cutler, serves as Secretary of the Company and owns 20,000 shares of the Company's Common Stock. In addition, Mr. Kelly has sole voting and dispositive power over 627,070 shares of Common Stock held in the Nancy Jo Farley Trust, a revocable trust, of which he serves as co-trustee. Mr. Kelly also shares voting and dispositive power over 691,380 shares of Common Stock held in the Makoto Kouzuma Trust, a revocable trust, of which he serves as co-trustee and over 137,380 shares of Common Stock held in the SpeedFam Employees Profit Sharing Trust, of which he serves as co-trustee.

Item 6. Indemnification of Directors and Officers

      Section 8.75 of the Illinois Business Corporation Act of 1983, as amended (the "BCA"), sets forth the conditions and limitations governing the indemnification of officers, directors, and other persons.

      Reference is made to Article X of SpeedFam's Bylaws which provides for indemnification of directors, officers, employees or agents of SpeedFam's to the full extent permitted by the above-mentioned section of the Act.

      Section 8.75(g) of the BCA and Article X, Section(g) of the Bylaws also authorize SpeedFam to purchase and maintain insurance on behalf of any director, officer, employee or agent of SpeedFam against any liability asserted against or incurred by them in such capacity of arising out of their status as such whether or not SpeedFam would have the power to indemnify such director, officer, employee or agent against such liability under the applicable provisions of the Act of Bylaws. SpeedFam currently maintains a directors and officers liability policy in the amount of $5 million.

Item 8. Exhibits

      See List of Exhibits on page II-7 hereof.

Item 9. Undertakings

      (a)   The Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

      Provided, however, that paragraphs (a)(1)(I) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Chandler, State of Arizona, on April 6, 1999.

                                    SPEEDFAM-IPEC, INC.



                                    By /s/ Richard J. Faubert
                                       -------------------------------------
                                       Richard J. Faubert,
                                       President and Chief Executive Officer
                                       (Principal executive officer)


                                POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, Richard J. Faubert and Roger K. Marach, and each of them, as his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying, and conforming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       SIGNATURES                     TITLE                            DATE

/s/ James N. Farley         Co-Chairman and Director               April 6, 1999
    James N. Farley

/s/ Sanjeev Chitre          Co-Chairman and Director               April 6, 1999
    Sanjeev Chitre

/s/ Makoto Kouzuma          Vice Chairman and Director             April 6, 1999
    Makoto Kouzuma

       SIGNATURES                     TITLE                            DATE

/s/ Richard J. Faubert      President and Chief Executive          April 6, 1999
    Richard J. Faubert      Officer and Director (Principal
                            executive officer)

/s/ Roger K. Marach         Treasurer, Assistant Secretary and     April 6, 1999
    Roger K. Marach         Chief Financial Officer (Principal
                            financial and accounting officer)

/s/ Neil R. Bonke           Director                               April 6, 1999
    Neil R. Bonke

                            Director                               April 6, 1999
    William J. Freschi

                            Director                               April 6, 1999
    Richard S. Hill

                            Director                               April 6, 1999
    Kenneth Levy

/s/ Roger D. McDaniel       Director                               April 6, 1999
    Roger D. McDaniel

                                                                 PAGE NUMBER IN
EXHIBIT                                                            SEQUENTIAL
 NUMBER                            DESCRIPTION                  NUMBERING SYSTEM

   4.1      Second Amendment to the 1995 Stock Plan
            for Employees and Directors of SpeedFam
            International, Inc. .............................

   4.2      First Amendment to the 1995 Stock Plan
            for Employees and Directors of SpeedFam
            International, Inc. (filed as Exhibit
            4.1 to the Company's Form S-8
            (Registration No. 333-67847), and
            incorporated herein by reference)................

   4.3      1995 Stock Plan for Employees and
            Directors of SpeedFam International,
            Inc. as amended as of May 22, 1997
            (filed as Exhibit 10.11 to the
            Company's Form 10-K for fiscal year
            1997 (File No. 0-26784), and
            incorporated herein by reference)................

   5.1      Opinion of Chapman and Cutler....................

  23.1      Consent of Chapman and Cutler (included
            in Exhibit 5.1)..................................

  23.2      Consent of KPMG LLP..............................

  23.3      Consent of KPMG LLP..............................

  24.1      Power of Attorney (set forth on page
            II-4 of this Registration Statement).............